UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2021  (September 24, 2021)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2021, the Board of Directors (the “Board”) of EQT Corporation (the “Company”) approved an increase in the size of the Board from eleven to twelve directors and subsequently appointed Frank C. Hu to serve as a director on the Board, both of which actions are effective as of October 19, 2021. Mr. Hu’s appointment to serve on the Board’s committee(s) remains to be determined.

Mr. Hu, age 59, most recently served as Investment Analyst and Vice President of Capital World Investors, an investment group in the Capital Group Companies, Inc., from 2003 to 2017. He previously served as Manager of Project Finance, Corporate Treasury at Unocal Corporation from 2002 to 2003, and as Global Energy Practice Consultant at McKinsey & Company from 2000 to 2002. Prior to joining McKinsey, Mr. Hu served in various roles at Atlantic Richfield Company (ARCO) from 1989 to 2000, including as Vice President Downstream Operations and Business Development from 1998 to 2000. Mr. Hu also currently serves as an advisory board member for the Geology & Planetary Science Division at the California Institute of Technology. Mr. Hu holds a Master of Business Administration Degree from The Amos Tuck School at Dartmouth College and Master of Science and Bachelor of Science Degrees in Engineering from Harvey Mudd College.

As a non-employee director of the Board, Mr. Hu will receive standard cash and equity compensation for non-employee directors serving on the Board and the Board’s committee(s), prorated for his service during the 2021 Board year. The specific compensation terms for non-employee directors are described in the Company’s Definitive Proxy Statement on Schedule 14A filed on February 24, 2021.

Mr. Hu is not a party to any arrangements or understandings with any other persons pursuant to which Mr. Hu was selected as a director of the Board. Mr. Hu has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Hu and the Company will enter into the standard form indemnification agreement that the Company has entered into with each of its other non-employee directors, pursuant to which the Company has agreed to indemnify, defend and hold its directors harmless from and against losses and expenses incurred as a result of their service on the Board, subject to the terms and conditions provided in the agreement.

Item 7.01. Regulation FD Disclosure.

On September 27, 2021, the Company issued a news release relating to the matter described above in Item 5.02. A copy of the Company’s news release is attached hereto and furnished as Exhibit 99.1 and is incorporated in this report by reference.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	News Release, dated September 27, 2021, issued by EQT Corporation (furnished solely for purposes of Item 7.01 of this Form 8-K).

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: September 27, 2021	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Executive Vice President, General Counsel and Corporate Secretary